Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-154717

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus dated November 5, 2008)

54,116,800 Shares of Common Stock

RECENT DEVELOPMENTS

We have attached to this prospectus supplement, and incorporated by reference into it, our Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 5, 2008 and December 12, 2008.

The date of this prospectus supplement is December 12, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2008

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Company consummated its merger with business combination target China Water and Drinks, Inc., (“China Water”) on October 30, 2008. GHP Horwath P.C. served as China Water’s registered independent public accounting firm prior to the merger and the Company has decided to extend that relationship by engaging GHP Horwath P.C. as the principal accountant for the combined company. Effective December 1, 2008, the Audit Committee of the Company’s Board of Directors engaged GHP Horwath P.C. an independent public accounting firm registered with the Public Company Accounting Oversight Board, as our principal auditor. Accordingly, we dismissed Ernst & Young LLP as our independent registered public accounting firm effective December 1, 2008. There are no disagreements or conflicts between Ernst & Young LLP and the Company. Rather, the Company decided to engage GHP Horwath P.C. because of the firm’s experience with auditing the financial statements of China Water.

During the period May 29, 2007 (inception) through December 31, 2007, and the subsequent interim period through December 1, 2008 (date of dismissal), there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP would have caused Ernst & Young LLP to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for any such periods. The report of Ernst & Young LLP regarding our financial statements for the period May 29, 2007 (inception) through December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Company was incorporated May 29, 2007. During the period May 29, 2007 (inception) through December 31, 2007 and the subsequent interim period through December 1, 2008 (date of dismissal), there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Ernst & Young LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission regarding the above statements, which letter is attached hereto as Exhibit 16.

During the period May 29, 2007 (inception) through December 31, 2007 and the period from the end of the most recently completed fiscal year through December 1, 2008, GHP Horwath, P.C. did not provide the Company with consultation regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

16	Letter from Ernst & Young LLP regarding change in certifying accountant.**

**	Attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2008

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer

Exhibit 16

[Letterhead of Ernst & Young]

December 5, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated December 5, 2008, of Heckmann Corporation and are in agreement with the statements contained in paragraphs 2 and 3 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2008

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2008, Heckmann Corporation (the “Company”) entered into employment agreements with Donald G. Ezzell and Brian R. Anderson, and the Company’s subsidiary, China Water and Drinks, Inc., (“China Water”) entered into an employment agreement with Jack Guo (the “Executives”). The agreements are effective as of November 15, 2008. The respective agreements provide that Mr. Ezzell will serve as the Company’s Vice President, General Counsel and Secretary, Mr. Anderson will serve as the Company’s Vice President, Chief Financial Officer and Treasurer, and Mr. Guo will serve as Vice President, Finance and Chief Financial Officer of China Water. Under their respective agreements, Messrs. Ezzell and Anderson will receive an annual salary of $175,000, and Mr. Guo will receive an annual salary of $150,000. Messrs. Ezzell and Anderson will receive a guaranteed bonus equal to 30% of base salary, and Mr. Guo will receive a guaranteed bonus of 35% of base salary, payable on an annual basis. In addition, Messrs. Ezzell and Anderson are eligible for a discretionary bonus equal to 30% of base salary, and Mr. Guo is eligible for a discretionary bonus equal to 35% of base salary. The discretionary bonuses are based on the Executive’s individual contribution and performance metrics determined and recommended by the Company’s Chief Executive Officer and approved by the Company’s Compensation Committee.

Each of the Executives will receive a grant of 125,000 restricted shares of Company common stock, of which two-thirds shall vest on the first business day following the Company’s 2009 annual meeting of stockholders, and the remaining one-third shall vest on April 15, 2010. Issuance of the restricted shares is subject to obtaining stockholder approval of such grants as required by the rules of the New York Stock Exchange. Messrs. Anderson and Ezzell are eligible to receive stock option grants under the Company’s 2009 Equity Incentive Plan. Mr. Guo is eligible to receive two additional grants of 125,000 restricted shares each, in the event the Company’s common stock price trades at $12 and $18, respectively, over thirty (30) consecutive calendar days. The restricted stock plan and 2009 Equity Incentive Plan will be presented to stockholders for approval at the Company’s 2009 annual meeting of stockholders. The agreements provide that the Executives will be entitled to participate in any pension benefit plan, welfare benefit plan, vacation benefit plan or other executive benefit plan made available by the Company to its senior executives.

The agreements provide that if an Executive is terminated for “cause,” (as that term is defined in the respective employment agreement) he will be entitled to receive an amount equal to his salary, bonus and pro rata vested stock only through his final date of service. If an Executive is terminated without “cause,” he will be entitled to receive in a lump-sum an amount of compensation to be mutually determined by the Company and the Executive, but in no event less than an amount equal to his salary and bonus for the most recent twelve-month period, and the lapse of all restrictions on stock and full vesting of all equity grants. If an Executive terminates his employment for “good reason” (as that term is defined in the respective employment agreement), he will be entitled to receive in a lump-sum an amount of compensation to be mutually determined by the Company and the Executive, but in no event less than an amount equal to his base salary, bonus and pro rata vested stock for the most recent twelve-month period. If an Executive’s employment is terminated (i) by the Company without “cause” or by the Executive with “good reason,” in either case within one year following a “change of control” (as that term is defined in the respective employment agreement), or (ii) by the Company without “cause” within six months prior to a “change of control” and such termination was in connection with the “change of control,” he will be entitled to receive an amount equal to two times his annual salary and bonus, two years of health insurance coverage, the lapse of all restrictions on stock and full vesting of all equity grants.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Company named Mr. Anderson, 54, as its Vice President, Chief Financial Officer and Treasurer, Mr. Ezzell, 45, as its Vice President, General Counsel and Secretary, and China Water named Jack Guo, 30, as its Vice President, Finance and Chief Financial Officer.

Mr. Anderson joined the Company in 2007 as a consultant. From 2005 through 2007, Mr. Anderson served as the Director of Business Development for K2 Inc., a publicly listed manufacturer of sporting goods equipment. From 2003 through 2005, Mr. Anderson served as the Director of Financial Accounting for K2 Inc. From May 2000 through 2003, Mr. Anderson served as the Corporate Controller of US Filter Corporation, a publicly listed provider of water and waste treatment systems and services, and served as Assistant Corporate Controller from January 1997 through May 2000. Prior to joining US Filter Mr. Anderson was the Corporate Controller for Wheelabrator Engineered Systems a division of Waste Management.

Mr. Ezzell joined the Company in 2007 as a consultant. From 2000 through 2008, Mr. Ezzell served as a founder and director of The General Counsel Group, P.C., a business law firm with offices in Los Angeles, California and Houston, Texas. From 1998 to 2000, Mr. Ezzell served as Chief Operating Officer and General Counsel to Geoworks Corporation, a publicly listed provider of mobile communications software and services. Prior to that, Mr. Ezzell was in private practice with the national law firms of Arter & Hadden LLP and Thelen Reid & Priest LLP. Mr. Ezzell received a Bachelor’s of Arts degree from UCLA in 1985 and a Juris Doctorate from Hastings College of the Law, University of California, San Francisco, in 1989.

Mr. Guo joined China Water in November 2008 in conjunction with the merger of China Water and Heckmann Corporation. From

2001 through November 2008, Mr. Guo worked in the New York office of investment banking firm Credit-Suisse Securities (USA), LLC, most recently serving as a Vice President in the Global Industrial & Services Group of the Investment Banking Division. Mr. Guo is fluent in Chinese and English, he played an integral role on the Credit-Suisse investment banking team that advised the Company concerning the China Water merger, and he is now resident in Hong Kong. Mr. Guo received his Bachelor’s of Arts degree in Economics, with honors, from the University of Chicago in 2001.

The information contained in Item 1.01 of this report is incorporated into this Item 5.02 by reference.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit Description

10.26	Executive Employment Agreement, dated December 11, 2008, between Heckmann Corporation and Donald G. Ezzell.**

10.27	Executive Employment Agreement, dated December 11, 2008, between Heckmann Corporation and Brian R. Anderson. **

10.28	Executive Employment Agreement, dated December 11, 2008, between China Water and Jack Guo.**

**	Attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2008

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer

Exhibit 10.26

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement between Heckmann Corporation (“Company”), and Donald G. Ezzell (“Executive”) is made effective on this 15th day of November 2008 (“Agreement”). Company and Executive hereby agree to the employment of Executive by Company on the following terms and conditions:

1.	Commencement and Term of Agreement

Executive’s employment under this Agreement will commence on November 15, 2008, and continue unless earlier terminated pursuant to the provisions of this Agreement. The term of the Agreement shall be extended daily so that the remainder of the term is one (1) year (the “Term”). The Term may be modified or extended by mutual agreement.

2.	Positions and Appointments

Executive shall serve as Vice President, General Counsel, and Secretary of the Company and its subsidiaries. Executive’s duties shall include, but not be limited to, those typical of the chief legal officer and corporate secretary of a New York Stock Exchange listed company, and such other duties as may be required by the Company from time to time consistent therewith, or where not, by agreement between the parties hereto. Executive shall perform his duties during reasonable business hours from the Company’s offices in Palm Desert, California, or with the Company’s consent, from his home office. Executive may be required to travel occasionally and/or for extended, reasonable periods of time for business purposes, including to any other office maintained by the Company.

3.	Base Salary

Company will pay Executive a base salary in cash of $175,000 per annum from which tax and other withholdings will be deducted, paid in equal bi-monthly installments. Executive’s base salary may be changed by mutual agreement at any time during the Term.

4.	Bonus and Equity Incentive Holdings

4.1	Executive shall receive a guaranteed bonus equal to 30% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted.

4.2	Executive shall also receive a discretionary bonus equal to 30% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted. This separate discretionary bonus shall be based on Executive’s individual contribution and the performance metrics determined and recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors of the Company.

4.3	Executive shall receive a grant of 125,000 restricted shares of Company stock, of which two-thirds shall vest on the first business day following the Company’s 2009 annual meeting of stockholders, and the remaining one-third shall vest on April 15, 2010. Issuance of the restricted shares is subject to obtaining stockholder approval of such grant as required by the rules of the New York Stock Exchange. The Company’s restricted stock plan shall be approved at the Company’s 2009 Annual Meeting of Stockholders.

4.4	Executive shall be eligible to receive an executive level grant of stock options pursuant to the terms and

1

conditions of the Company’s 2009 Equity Incentive Plan. The Company’s 2009 Equity Incentive Plan shall be approved at the Company’s 2009 Annual Meeting of Stockholders.

5.	Expenses

Company shall reimburse Executive in respect of all reasonable travelling, accommodation, marketing, entertainment, and other similar out-of-pocket business expenses necessarily incurred by Executive in the performance of his duties, provided that any expense reimbursement claims are supported by relevant documentation and are made in accordance with Company’s expenses policies. For all business-related travel, Executive will be entitled to reimbursement pursuant to the Company’s travel policies.

6.	Benefits and Vacation

Executive shall be entitled to participate in, and receive benefits as permitted by applicable law under, any pension benefit plan, welfare benefit plan (including, without limitation, health insurance), vacation benefit plan including 15 paid vacation days per annum, or other executive benefit plan made available by Company to its senior executives. Any such plan or benefit arrangement may be amended, modified, or terminated by Company from time to time with or without notice to Executive.

7.	Termination of Employment

7.1	By Executive.

Executive may seek to terminate his employment by choice without any “Good Reason” by giving the Company one (1) month of notice in writing. If so, he receives only the base salary, pro rata bonus, and pro rata lapse of all restrictions on stock and vesting of equity grants applicable through his final day of service.

Executive may seek to terminate his employment with “Good Reason” by giving to Company thirty (30) days notice in writing, and Company shall have thirty (30) days after said notice to cure the problem. If uncured, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ base salary, bonus, and pro rata vested stock. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

“Good Reason” shall mean: (a) a material change in Executive’s authority, duties, and executive responsibilities with the Company, or (b) a material change in Executive’s authority, duties, and executive responsibilities combined with a “Change of Control” (as defined below), or (c) a change in direct reporting to anyone other than the Chief Executive Officer, or (d) a material breach of this Agreement.

7.2	By Company.

Company may seek to terminate Executive’s employment by choice without “Cause” by giving Executive not less than thirty (30) days notice in writing. If so, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ salary, bonus, and the lapse of all restrictions on stock and full vesting of all equity grants. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

Company may seek to terminate Executive’s employment with “Cause” by giving Executive no less than thirty (30) days notice in writing, as well as providing Executive thirty (30) days to cure the problem. If

2

uncured, Executive receives the salary, bonus, and pro rata vested stock applicable through his final date of service. “Cause” shall be deemed to exist if Executive shall at any time: (a) commit a material breach of this Agreement, or (b) be guilty of gross negligence in connection with or affecting the business or affairs of the Company, or (c) be guilty of insubordination, or (d) be convicted of, or plead no contest to, a felony criminal offense.

7.3	Death and Disability.

Executive’s employment will automatically terminate upon his death. Further, Company reserves the right to terminate Executive’s employment at any time during which Executive has a “Disability.”

For purposes of this Agreement, a “Disability” means a physical or mental impairment that prevents Executive from performing the essential duties of his position, with or without reasonable accommodation, for (i) a period of sixty (60) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. A determination that Executive has incurred a Disability will be made by Company, in its sole discretion, but in consultation with a physician selected by Company and who works in Palm Desert, California, provided that such selected physician consults with Executive’s physician in addition to any examination of Executive and/or other tests on Executive that such selected physician performs or orders to be performed, and Executive hereby agrees to submit to any such examinations and/or other tests from time to time. Notwithstanding the foregoing, any termination of employment due to a “Disability” will be made in accordance with applicable local laws.

In the event of a termination of Executive’s employment due to death or Disability prior to full performance and receipt and exchange of all deliveries under this Agreement, Company will deliver to Executive or his estate, as applicable, all unvested restricted stock, all stock options under the 2009 Equity Incentive Plan, and a lump-sum payment equal to his most recent twelve months’ salary and bonus.

8	Change of Control

In the event that the Executive’s employment with Company is terminated by (i) Company without Cause or by the Executive with Good Reason, in either case within one year following a “Change of Control” (as defined below) or (ii) by Company without Cause within six months prior to a “Change of Control” and such termination was in connection with the “Change of Control” then in lieu of any payments or benefits under clauses 7.1 or 7.2, as applicable, the Executive shall be entitled to receive the following payments and benefits:

(a)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s annual base salary as in effect as the time of termination or immediately prior to the occurrence of the Change of Control; and

(b)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s bonuses under clauses 4.1. and 4.2 for the year immediately preceding the year in which the Change of Control occurs; and

(c)	two (2) years of continued coverage under the Company’s (or its successor’s) health insurance plan at the same rates and under the same terms and conditions that are applicable to senior Executives of Company or its successor; and

(d)	immediate lapse of restrictions and immediate vesting respecting any restricted stock and outstanding

3

equity incentive awards made to the Executive under clauses 4.3 and 4.4.

For purposes of this Agreement, “Change of Control” means the earliest to occur of the following events:

(i)	the acquisition or ownership by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time (the “Exchange Act”)) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% the combined voting power of the outstanding voting securities of Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”) ; or

(ii)	individuals who, as of the commencement of the Executive’s employment with Company, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Company; or

(iii)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Company(a “Corporate Transaction”): or

(iv)	approval by the stockholders of Company of a complete liquidation or dissolution of Company.

9.	Confidential Information

9.1	Executive acknowledges that, during the course of his employment with Company, he will have access to confidential business information and secrets. Executive agrees, both during the term of his employment and following its termination, that he will hold the confidential business information and secrets in the strictest confidence, and that he will not use or attempt to use or disclose any confidential information or business secrets to any other person or entity without the prior written authorization of Company.

9.2	The restrictions of clause 9.1 do not apply to any Confidential Information that (a) has entered into the public domain other than by a breach of this Agreement or other obligation of confidentiality of which Executive is aware, or (b) solely to the extent and for the duration required, is required to be disclosed under a validly-issued court order, pursuant to a request by government regulators, and which disclosure Company is unable legally to prevent.

10.	Further Obligations of Executive

10.1	Executive shall comply with all applicable rules of law, securities laws, regulations, and codes of conduct of Company in effect from time to time in relation to dealings in shares, notes, debentures, or other securities.

10.2	Executive represents that his employment with Company does not violate any prior agreement with a former employer or third party.

11.	Miscellaneous

11.1

This Agreement constitutes the entire agreement and understanding between Company and Executive and supersedes any other agreements, whether oral or written, with respect to the subject matter of this Agreement. This

4

Agreement may only be modified or amended by a further agreement in writing signed by the parties hereto.

11.2	This Agreement is governed by and shall be construed in accordance with the laws of the State of California, and without giving effect to conflict of law principles.

11.3	In the event the parties are unable to settle a dispute respecting this Agreement, such dispute shall be referred to and finally settled by arbitration at a mutually agreed local office of the American Arbitration Association within the counties of Riverside or Los Angeles, California, in accordance with its commercial and employment Arbitration Rules then in effect, administered by a three member panel of experienced arbitrators selected by mutual agreement. The parties may offer any relevant materials in discovery under volume and timescale guidelines set by the arbitrators.

11.4	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

11.5	Except to the extent that applicable law requires that any specific action be taken or performed by Company’s Compensation Committee, or to the extent otherwise provided in this Agreement, any action to be taken or performed, or direction to be provided, by Company under this Agreement may be taken, performed, or provided at the direction of Company’s Chief Executive Officer.

11.6	Any waiver by Company of any provision, or any breach of any provision, of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision herein.

11.7	Due to the personal nature of the services contemplated under this Agreement, this Agreement and Executive’s rights and obligations hereunder may not be assigned by Executive. Company may assign its rights, together with its obligations hereunder, in connection with any sale, transfer, or other disposition of all or substantially all of its business and/or assets, provided that any such assignee of Company agrees to be bound by the provisions of this Agreement.

Company

By:	/s/ Richard J. Heckmann	Date: December 11, 2008
Name: Richard J. Heckmann
Title: Chairman of the Board & CEO

Executive

/s/ Donald G. Ezzell		Date: December 11, 2008
Donald G. Ezzell

5

Exhibit 10.27

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement between Heckmann Corporation (“Company”), and Brian R. Anderson (“Executive”) is made effective on this 15th day of November 2008 (“Agreement”). Company and Executive hereby agree to the employment of Executive by Company on the following terms and conditions:

1.	Commencement and Term of Agreement

Executive’s employment under this Agreement will commence on November 15, 2008, and continue unless earlier terminated pursuant to the provisions of this Agreement. The term of the Agreement shall be extended daily so that the remainder of the term is one (1) year (the “Term”). The Term may be modified or extended by mutual agreement.

2.	Positions and Appointments

Executive shall serve as Vice President, Chief Financial Officer, and Treasurer of the Company and its subsidiaries. Executive’s duties shall include, but not be limited to, those typical of the chief financial officer and corporate treasurer of a New York Stock Exchange listed company, and such other duties as may be required by the Company from time to time consistent therewith, or where not, by agreement between the parties hereto. Executive shall perform his duties during reasonable business hours from the Company’s offices in Palm Desert, California, or with the Company’s consent, from his home office. Executive may be required to travel occasionally and/or for extended, reasonable periods of time for business purposes, including to any other office maintained by the Company.

3.	Base Salary

Company will pay Executive a base salary in cash of $175,000 per annum from which tax and other withholdings will be deducted, paid in equal bi-monthly installments. Executive’s base salary may be changed by mutual agreement at any time during the Term.

4.	Bonus and Equity Incentive Holdings

4.1	Executive shall receive a guaranteed bonus equal to 30% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted.

4.2	Executive shall also receive a discretionary bonus equal to 30% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted. This separate discretionary bonus shall be based on Executive’s individual contribution and the performance metrics determined and recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors of the Company.

4.3	Executive shall receive a grant of 125,000 restricted shares of Company stock, of which two-thirds shall vest on the first business day following the Company’s 2009 annual meeting of stockholders, and the remaining one-third shall vest on April 15, 2010. Issuance of the restricted shares is subject to obtaining stockholder approval of such grant as required by the rules of the New York Stock Exchange. The Company’s restricted stock plan shall be approved at the Company’s 2009 Annual Meeting of Stockholders.

4.4	Executive shall be eligible to receive an executive level grant of stock options pursuant to the terms and conditions of the Company’s 2009 Equity Incentive Plan. The Company’s 2009 Equity Incentive Plan shall be approved at the Company’s 2009 Annual Meeting of Stockholders.

5.	Expenses

Company shall reimburse Executive in respect of all reasonable travelling, accommodation, marketing, entertainment, and other similar out-of-pocket business expenses necessarily incurred by Executive in the performance of his duties, provided that any expense reimbursement claims are supported by relevant documentation and are made in accordance with Company’s expense policies. For all business-related travel, Executive will be entitled to reimbursement pursuant to the Company’s travel policies.

6.	Benefits and Vacation

Executive shall be entitled to participate in, and receive benefits as permitted by applicable law under, any pension benefit plan, welfare benefit plan (including, without limitation, health insurance), vacation benefit plan including 15 paid vacation days per annum, or other executive benefit plan made available by Company to its senior executives. Any such plan or benefit arrangement may be amended, modified, or terminated by Company from time to time with or without notice to Executive.

7.	Termination of Employment

7.1	By Executive.

Executive may seek to terminate his employment by choice without any “Good Reason” by giving the Company one (1) month of notice in writing. If so, he receives only the base salary, pro rata bonus, and pro rata lapse of all restrictions on stock and vesting of equity grants applicable through his final day of service.

Executive may seek to terminate his employment with “Good Reason” by giving to Company thirty (30) days notice in writing, and Company shall have thirty (30) days after said notice to cure the problem. If uncured, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ base salary, bonus, and pro rata vested stock. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

“Good Reason” shall mean: (a) a material change in Executive’s authority, duties, and executive responsibilities with the Company, or (b) a material change in Executive’s authority, duties, and executive responsibilities combined with a “Change of Control” (as defined below), or (c) a change in direct reporting to the Chief Executive Officer, or (d) a material breach of this Agreement.

7.2	By Company.

Company may seek to terminate Executive’s employment by choice without “Cause” by giving Executive not less than thirty (30) days notice in writing. If so, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ salary, bonus, and the lapse of all restrictions on stock and full vesting of all equity grants. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

Company may seek to terminate Executive’s employment with “Cause” by giving Executive no less than thirty (30)) days notice in writing, as well as providing Executive thirty (30) days to cure the problem. If uncured, Executive receives the salary, bonus, and pro rata vested stock applicable through his final date of service. “Cause” shall be deemed to exist if Executive shall at any time: (a) commit a material breach of this Agreement, or (b) be guilty of gross negligence in connection with or affecting the business or affairs of the Company, or (c) be guilty of insubordination, or (d) be convicted of, or plead no contest to, a felony criminal offense.

7.3	Death and Disability.

Executive’s employment will automatically terminate upon his death. Further, Company reserves the right to terminate Executive’s employment at any time during which Executive has a “Disability.”

For purposes of this Agreement, a “Disability” means a physical or mental impairment that prevents Executive from performing the essential duties of his position, with or without reasonable accommodation, for (i) a period of sixty (60) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. A determination that Executive has incurred a Disability will be made by Company, in its sole discretion, but in consultation with a physician selected by Company and who works in Palm Desert, California, provided that such selected physician consults with Executive’s physician in addition to any examination of Executive and/or other tests on Executive that such selected physician performs or orders to be performed, and Executive hereby agrees to submit to any such examinations and/or other tests from time to time. Notwithstanding the foregoing, any termination of employment due to a “Disability” will be made in accordance with applicable local laws.

In the event of a termination of Executive’s employment due to death or Disability prior to full performance and receipt and exchange of all deliveries under this Agreement, Company will deliver to Executive or his estate, as applicable, all unvested restricted stock, all stock options under the 2009 Equity Incentive Plan, and a lump-sum payment equal to his most recent twelve months’ salary and bonus.

8.	Change of Control

In the event that the Executive’s employment with Company is terminated (i) by Company without Cause or by the Executive with Good Reason, in either case within one year following a “Change of Control” (as defined below) or (ii) by Company without Cause within six months prior to a “Change of Control” and such termination was in connection with the “Change of Control” then in lieu of any payments or benefits under clauses 7.1 or 7.2, as applicable, the Executive shall be entitled to receive the following payments and benefits:

(a)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s annual base salary as in effect as the time of termination or immediately prior to the occurrence of the Change of Control; and

(b)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s bonuses under clauses 4.1. and 4.2 for the year immediately preceding the year in which the Change of Control occurs; and

(c)	two (2) years of continued coverage under the Company’s (or its successor’s) health insurance plan at the same rates and under the same terms and conditions that are applicable to senior Executives of Company or its successor; and

(d)	immediate lapse of restrictions and immediate vesting respecting any restricted stock and outstanding equity incentive awards made to the Executive under clauses 4.3 and 4.4.

For purposes of this Agreement, “Change of Control” means the earliest to occur of the following events:

(i)	the acquisition or ownership by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time (the “Exchange Act”)) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% the combined voting power of the outstanding voting securities of Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”) ; or

(ii)	individuals who, as of the commencement of the Executive’s employment with Company, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Company; or

(iii)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Company (a “Corporate Transaction”): or

(iv)	approval by the stockholders of Company of a complete liquidation or dissolution of Company.

9.	Confidential Information

9.1	Executive acknowledges that, during the course of his employment with Company, he will have access to confidential business information and secrets. Executive agrees, both during the term of his employment and following its termination, that he will hold the confidential business information and secrets in the strictest confidence, and that he will not use or attempt to use or disclose any confidential information or business secrets to any other person or entity without the prior written authorization of Company.

9.2	The restrictions of clause 9.1 do not apply to any Confidential Information that (a) has entered into the public domain other than by a breach of this Agreement or other obligation of confidentiality of which Executive is aware, or (b) solely to the extent and for the duration required, is required to be disclosed under a validly-issued court order, pursuant to a request by government regulators, and which disclosure Company is unable legally to prevent.

10.	Further Obligations of Executive

10.1	Executive shall comply with all applicable rules of law, securities laws, regulations, and codes of conduct of Company in effect from time to time in relation to dealings in shares, notes, debentures, or other securities.

10.2	Executive represents that his employment with Company does not violate any prior agreement with a former employer or third party.

11.	Miscellaneous

11.1	This Agreement constitutes the entire agreement and understanding between Company and Executive and supersedes any other agreements, whether oral or written, with respect to the subject matter of this

Agreement. This Agreement may only be modified or amended by a further agreement in writing signed by the parties hereto.

11.2	This Agreement is governed by and shall be construed in accordance with the laws of the State of California, and without giving effect to conflict of law principles.

11.3	In the event the parties are unable to settle a dispute respecting this Agreement such dispute shall be referred to and finally settled by arbitration at a mutually agreed local office of the American Arbitration Association within the counties of Riverside or Los Angeles, California, in accordance with its commercial and employment Arbitration Rules then in effect, administered by a three member panel of experienced arbitrators selected by mutual agreement. The parties may offer any relevant materials in discovery under volume and timescale guidelines set by the arbitrators.

11.4	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

11.5	Except to the extent that applicable law requires that any specific action be taken or performed by Company’s Compensation Committee, or to the extent otherwise provided in this Agreement, any action to be taken or performed, or direction to be provided, by Company under this Agreement may be taken, performed, or provided at the direction of Company’s Chief Executive Officer.

11.6	Any waiver by Company of any provision, or any breach of any provision, of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision herein.

11.7	Due to the personal nature of the services contemplated under this Agreement, this Agreement and Executive’s rights and obligations hereunder may not be assigned by Executive. Company may assign its rights, together with its obligations hereunder, in connection with any sale, transfer, or other disposition of all or substantially all of its business and/or assets, provided that any such assignee of Company agrees to be bound by the provisions of this Agreement.

Company

By:	/s/ Richard J. Heckmann	Date: December 11, 2008
Name: Richard J. Heckmann
Title: Chairman of the Board & CEO

Executive

/s/ Brian R. Anderson		Date: December 11, 2008
Brian R. Anderson

Exhibit 10.28

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement between China Water and Drinks, Inc. (“Company”), a wholly-owned subsidiary of Heckmann Corporation (“Parent”) , and Jack Guo (“Executive”) is made effective on this 15th day of November 2008 (“Agreement”). Company and Executive hereby agree to the employment of Executive by Company on the following terms and conditions:

1.	Commencement and Term of Agreement

Executive’s employment under this Agreement will commence on November 15, 2008, and continue unless earlier terminated pursuant to the provisions of this Agreement. The term of the Agreement shall be extended daily so that the remainder of the term is one (1) year (the “Term”). The Term may be modified or extended by mutual agreement.

2.	Positions and Appointments

Executive shall serve as Vice President, Finance and Chief Financial Officer of Company. Executive’s duties shall include, but not be limited to, those typical of the chief financial officer of a significant operating subsidiary, and such other duties as may be required by the Company from time to time consistent therewith, or where not, by agreement between the parties hereto. Executive shall perform his duties during reasonable business hours from the Company’s offices in Kowloon, China, or with the Company’s consent, from his home office. Executive may be required to travel occasionally and/or for extended, reasonable periods of time for business purposes, including to any other office maintained by the Company.

3.	Base Salary

Company will pay Executive a base salary in cash of $150,000 per annum from which tax and other withholdings will be deducted, paid in equal bi-monthly installments. Executive’s base salary may be changed by mutual agreement at any time during the Term.

4.	Bonus and Equity Incentive Holdings

4.1	Executive shall receive a guaranteed bonus equal to 35% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted.

4.2	Executive shall also receive a discretionary bonus equal to 25% of base salary, payable by Company on an annual basis, from which tax and other withholdings will be deducted. This separate discretionary bonus shall be based on Executive’s individual contribution and the performance metrics determined and recommended by the Company’s President and approved by the Compensation Committee of the Board of Directors of Parent.

4.3	Executive shall receive a grant of 125,000 restricted shares of Parent company stock, of which two-thirds shall vest on the first business day following the Parent’s 2009 annual meeting of stockholders, and the remaining one-third shall vest on April 15, 2010. Issuance of the restricted shares is subject to obtaining stockholder approval of such grant as required by the rules of the New York Stock Exchange. The Parent’s restricted stock plan shall be approved at the Parent’s 2009 Annual Meeting of Stockholders.

4.4

Executive shall be eligible to receive two (2) additional grants of Parent company restricted shares, as follows: (a) a grant of 125,000 restricted shares if Parent common stock trades at or above US$12 per share for twenty (20) trading days during any thirty (30) consecutive calendar day period, and (b) a grant of 125,000 restricted shares if Parent common stock trades at or above US$18 per share for twenty (20) trading days during any

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thirty (30) consecutive calendar day period. Issuance of the restricted shares is subject to obtaining stockholder approval of such grant as required by the rules of the New York Stock Exchange. The Parent’s restricted stock plan shall be approved at the Parent’s 2009 Annual Meeting of Stockholders, or subsequent stockholder meetings as applicable.

5.	Expenses; Housing Stipend

Company shall reimburse Executive in respect of all reasonable travelling, accommodation, marketing, entertainment, and other similar out-of-pocket business expenses necessarily incurred by Executive in the performance of his duties, provided that any expense reimbursement claims are supported by relevant documentation and are made in accordance with Company’s expense policies. For all business-related travel, Executive will be entitled to reimbursement pursuant to the Company’s travel policies. As a housing stipend, Company shall reimburse Executive the sum of USD$5,000 per month during any Term of this Agreement, it being understood and agreed that the stipend shall not exceed USD$60,000 per annum.

6.	Benefits and Vacation

Executive shall be entitled to participate in, and receive benefits as permitted by applicable law under, any pension benefit plan, welfare benefit plan (including, without limitation, health insurance), vacation benefit plan including 15 paid vacation days per annum, or other executive benefit plan made available by Company to its senior executives. Any such plan or benefit arrangement may be amended, modified, or terminated by Company from time to time with or without notice to Executive.

7.	Termination of Employment

7.1	By Executive.

Executive may seek to terminate his employment by choice without any “Good Reason” by giving the Company one (1) month of notice in writing. If so, he receives only the base salary, pro rata bonus, and pro rata lapse of all restrictions on stock and vesting of equity grants applicable through his final day of service.

Executive may seek to terminate his employment with “Good Reason” by giving to Company thirty (30) days notice in writing, and Company shall have thirty (30) days after said notice to cure the problem. If uncured, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ base salary, bonus, and pro rata vested stock. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

“Good Reason” shall mean: (a) a material change in Executive’s authority, duties, and executive responsibilities with the Company, or (b) a material change in Executive’s authority, duties, and executive responsibilities combined with a “Change of Control” (as defined below), or (c) a change in direct reporting to the Chief Executive Officer, or (d) a material breach of this Agreement.

7.2	By Company.

Company may seek to terminate Executive’s employment by choice without “Cause” by giving Executive not less than thirty (30) days notice in writing. If so, Executive receives the amount of compensation reached by mutual agreement paid in a lump-sum, but no less than an amount equal to his most recent twelve (12) months’ salary, bonus, and the lapse of all restrictions on stock and full vesting of all equity grants. Executive shall also remain covered by the Company’s health benefits plan for twelve (12) months.

Company may seek to terminate Executive’s employment with “Cause” by giving Executive no less than thirty (30)) days notice in writing, as well as providing Executive thirty (30) days to cure the problem. If

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uncured, Executive receives the salary, bonus, and pro rata vested stock applicable through his final date of service. “Cause” shall be deemed to exist if Executive shall at any time: (a) commit a material breach of this Agreement, or (b) be guilty of gross negligence in connection with or affecting the business or affairs of the Company, or (c) be guilty of insubordination, or (d) be convicted of, or plead no contest to, a felony criminal offense.

7.3	Death and Disability.

Executive’s employment will automatically terminate upon his death. Further, Company reserves the right to terminate Executive’s employment at any time during which Executive has a “Disability.”

For purposes of this Agreement, a “Disability” means a physical or mental impairment that prevents Executive from performing the essential duties of his position, with or without reasonable accommodation, for (i) a period of sixty (60) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. A determination that Executive has incurred a Disability will be made by Company, in its sole discretion, but in consultation with a physician selected by Company and who works in Kowloon or Hong Kong, China, provided that such selected physician consults with Executive’s physician in addition to any examination of Executive and/or other tests on Executive that such selected physician performs or orders to be performed, and Executive hereby agrees to submit to any such examinations and/or other tests from time to time. Notwithstanding the foregoing, any termination of employment due to a “Disability” will be made in accordance with applicable local laws.

In the event of a termination of Executive’s employment due to death or Disability prior to full performance and receipt and exchange of all deliveries under this Agreement, Company will deliver to Executive or his estate, as applicable, all unvested restricted stock, all stock options under the Parent 2009 Equity Incentive Plan, and a lump-sum payment equal to his most recent twelve months’ salary and bonus.

8.	Change of Control

In the event that the Executive’s employment with Company is terminated (i) by Company without Cause or by the Executive with Good Reason, in either case within one year following a “Change of Control” (as defined below) or (ii) by Company without Cause within six months prior to a “Change of Control” and such termination was in connection with the “Change of Control” then in lieu of any payments or benefits under clauses 7.1 or 7.2, as applicable, the Executive shall be entitled to receive the following payments and benefits:

(a)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s annual base salary as in effect as the time of termination or immediately prior to the occurrence of the Change of Control; and

(b)	within thirty (30) days, or other mutually agreed date, a payment equal to two (2) times the Executive’s bonuses under clauses 4.1. and 4.2 for the year immediately preceding the year in which the Change of Control occurs; and

(c)	two (2) years of continued coverage under the Company’s (or its successor’s) health insurance plan at the same rates and under the same terms and conditions that are applicable to senior Executives of Company or its successor; and

(d)	immediate lapse of restrictions and immediate vesting respecting any restricted stock and outstanding

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equity incentive awards made to the Executive under clauses 4.3 and 4.4.

For purposes of this Agreement, “Change of Control” means the earliest to occur of the following events:

(i)	the acquisition or ownership by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time (the “Exchange Act”)) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% the combined voting power of the outstanding voting securities of Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”) ; or

(ii)	individuals who, as of the commencement of the Executive’s employment with Company, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Company; or

(iii)	consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Company (a “Corporate Transaction”): or

(iv)	approval by the stockholders of Company of a complete liquidation or dissolution of Company.

9.	Confidential Information

9.1	Executive acknowledges that, during the course of his employment with Company, he will have access to confidential business information and secrets. Executive agrees, both during the term of his employment and following its termination, that he will hold the confidential business information and secrets in the strictest confidence, and that he will not use or attempt to use or disclose any confidential information or business secrets to any other person or entity without the prior written authorization of Company.

9.2	The restrictions of clause 9.1 do not apply to any Confidential Information that (a) has entered into the public domain other than by a breach of this Agreement or other obligation of confidentiality of which Executive is aware, or (b) solely to the extent and for the duration required, is required to be disclosed under a validly-issued court order, pursuant to a request by government regulators, and which disclosure Company is unable legally to prevent.

10.	Further Obligations of Executive

10.1	Executive shall comply with all applicable rules of law, securities laws, regulations, and codes of conduct of Company in effect from time to time in relation to dealings in shares, notes, debentures, or other securities.

10.2	Executive represents that his employment with Company does not violate any prior agreement with a former employer or third party.

11.	Miscellaneous

11.1	This Agreement constitutes the entire agreement and understanding between Company and Executive and supersedes any other agreements, whether oral or written, with respect to the subject matter of this

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Agreement. This Agreement may only be modified or amended by a further agreement in writing signed by the parties hereto.

11.2	This Agreement is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and the State of California, insofar as those laws can be harmonized to realize the intent of the parties hereto, and without giving effect to conflict of law principles.

11.3	In the event the parties are unable to settle a dispute respecting this Agreement such dispute shall b referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with its commercial and employment Arbitration Rules then in effect, administered by a single experienced arbitrator selected by mutual agreement. The parties may offer any relevant materials in discovery under volume and timescale guidelines set by the arbitrator, and may offer legal briefing and relevant precedent respecting the agreed up choice of law immediately above.

11.4	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

11.5	Except to the extent that applicable law requires that any specific action be taken or performed by Parent’s Compensation Committee, or to the extent otherwise provided in this Agreement, any action to be taken or performed, or direction to be provided, by Company under this Agreement may be taken, performed, or provided at the direction of Company’s Chief Executive Officer.

11.6	Any waiver by Company of any provision, or any breach of any provision, of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision herein.

11.7	Due to the personal nature of the services contemplated under this Agreement, this Agreement and Executive’s rights and obligations hereunder may not be assigned by Executive. Company may assign its rights, together with its obligations hereunder, in connection with any sale, transfer, or other disposition of all or substantially all of its business and/or assets, provided that any such assignee of Company agrees to be bound by the provisions of this Agreement.

Company

By:	/s/ Richard J. Heckmann	Date: December 11, 2008
Name: Richard J. Heckmann
Title: Chairman of the Board

Executive

/s/ Jack Guo		Date: December 11, 2008
Jack Guo

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